Form C

Cover Page

Name of issuer:

One Technologies, Inc.

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: DE

Date of organization: 5/26/2016

Physical address of issuer:

18 10 th St.
Suite 2229
San Francisco CA 94103

Website of issuer:

http://rumorapp.io

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

4.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

- ☐ Common Stock
- ☐ Preferred Stock
- ☐ Debt
- ☑ Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

50,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $50,000; interests will be sold in increments of $1; each investment is convertible to one share of stock as described under Item 13.

Target offering amount:

$50,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$415,330.00

Deadline to reach the target offering amount:

2/2/2018

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

3

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$71,623.00	$0.00
Cash & Cash Equivalents:	$71,623.00	$0.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$0.00	$0.00
Long-term Debt:	$0.00	$0.00
Revenues/Sales:	$0.00	$0.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	($10,907.00)	$0.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

One Technologies, Inc.

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding? ☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
William Bonhorst	CEO	One Technologies, Inc.	2016
Ray Chintalapati	CTO	One Technologies, Inc.	2016
Ghazal Sharif	Founder, Director of People Operations	One Technologies, Inc.	2017

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
William Bonhorst	CEO	2016
William Bonhorst	President	2016
William Bonhorst	Treasurer	2016
William Bonhorst	Secretary	2016
Ray Chintalapati	CTO	2016

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
William Bonhorst	2,000,000	50.0
Ray Chintalapati	2,000,000	50.0

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

> The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity. The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them. The Securities are not equity interests, have no ownership rights, have no rights to the Company's assets or profits and have no voting rights or ability to direct the Company or its actions.
>
> Although we have identified what we believe to be a need in the market for our application, there can be no assurance that demand or a market will develop or that we will be able to create a viable business. Our future financial performance will depend, at least in part, upon the introduction and market acceptance of our app. Potential customers may be unwilling to accept, utilize or recommend any of our app. If we are unable to commercialize and market our app when planned, we may not achieve any market acceptance or generate revenue.
>
> We are a startup Company and our
> business model currently focuses on developing our application rather than generating revenue. While we intend to generate revenue in the future, we cannot assure you when or if we will be able to do so. We rely on external financing to
> fund our operations. We anticipate, based on our current proposed plans and
> assumptions relating to our operations (including the timetable of, and costs
> associated with, new product development) that, if the Minimum

Amount is raised
in this Offering, it will be sufficient to satisfy our contemplated cash requirements through approximately 12/01/2017, assuming that we do not
accelerate the development of other opportunities available to us, engage in an
extraordinary transaction or otherwise face unexpected events, costs or contingencies, any of which could affect our cash requirements.

We expect capital outlays and
operating expenditures to increase over the next several years as we expand our
infrastructure, commercial operations, development activities and establish
offices. Our future funding requirements will depend on many factors, including but not limited to the following:

- The cost of expanding our operations;
- The financial terms and timing of any collaborations, licensing or other arrangements into which we may enter;
- The rate of progress and cost of development activities;
- The need to respond to technological changes and increased competition;
- The costs of filing, prosecuting, defending and enforcing any patent claims and other intellectual property rights;
- The cost and delays in product development that may result from changes in regulatory requirements applicable to our products;
- Sales and marketing efforts to bring these new product candidates to market;
- Unforeseen difficulties in establishing and maintaining an effective sales and distribution network; and
- Lack of demand for and market acceptance of our products and technologies.

We may have difficulty obtaining
additional funding and we cannot assure you that additional capital will be
available to us when needed, if at all, or if available, will be obtained on terms acceptable to us. If we raise additional funds by issuing additional debt
securities, such debt instruments may provide for rights, preferences or privileges senior to the Securities. In addition, the terms of the debt securities issued could impose significant restrictions on our operations. If
we raise additional funds through collaborations and licensing arrangements, we
might be required to relinquish significant rights to our technologies or product candidates, or grant licenses on terms that are not favorable to us. If
adequate funds are not available, we may have to delay, scale back, or eliminate some of our operations or our research development and commercialization activities. Under these circumstances, if the Company is
unable to acquire additional capital or is required to raise it on terms that
are less satisfactory than desired, it may have a material adverse effect on
its financial condition.

Our proposed operations are subject to all business risks associated with new enterprises.
The likelihood of our creation of a viable business must be considered in light
of the problems, expenses, difficulties, complications, and delays frequently
encountered in connection with the inception of a business, operation in a
competitive industry, and the continued development of advertising, promotions,
and a corresponding client base. We anticipate that our operating expenses will
increase for the near future. There can be no assurances that we will

ever
operate profitably. You should consider the Company's business, operations and
prospects in light of the risks, expenses and challenges faced as an early-stage company.

We may have difficulty raising needed capital in
the future as a result of, among other factors, our lack of a marketable product and revenues, as well as the inherent business risks associated with
our company and present and future market conditions. Our business currently
does not generate any sales and future sources of revenue may not be sufficient
to meet our future capital requirements. We will require additional funds to
execute our business strategy and conduct our operations. If adequate funds are
unavailable, we may be required to delay our product launch or reduce the scope
of it functionality, either of which may materially harm our business, financial condition and results of operations

Members of our management team
may make decisions detrimental to our business and/or be unable to successfully
manage our operations. The ineffective management of our business will have a
negative effect on our results of operations.

We face competition with respect
to any products that we may seek to develop or commercialize in the future. Our
competitors include major companies worldwide. Many of our competitors have
significantly greater financial, technical and human resources than we have and
superior expertise in research and development and marketing products and thus

may be better equipped than us to develop and commercialize products. These competitors also compete with us in recruiting and retaining qualified personnel and acquiring technologies. Smaller or early stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large and established companies. Accordingly, our competitors may commercialize products more rapidly or effectively than we are able to, which would adversely affect our competitive position.

We collect and store sensitive data, including intellectual property, our proprietary business information and that of our customers, and personally identifiable information of our customers and employees, in our data centers and on our networks. The secure processing, maintenance and transmission of this information is critical to our operations and business strategy. Despite our security measures, our information technology and infrastructure may be vulnerable to attacks by hackers or breached due to employee error, malfeasance or other disruptions. Any such breach could compromise our networks and the information stored there could be accessed, publicly disclosed, lost or stolen. Any such access, disclosure or other loss of information could result in legal claims or proceedings, liability under laws that protect the privacy of personal information, and regulatory penalties, disrupt our operations and the services we provide to customers, and damage our reputation, and cause a loss of confidence in our products

and
services, which could adversely affect our business/operating margins, revenues
and competitive position.

The secure processing,
maintenance and transmission of this information is critical to our operations
and business strategy, and we devote significant resources to protecting our
information by including but limited to encryption, cloud security measures and
services such as Amazon Web Services secure data centers. The expenses
associated with protecting our information/ these steps could reduce our
operating margins.

Such an event might be caused by computer
hacking, computer viruses, worms and other destructive or disruptive software,
"cyber attacks" and other malicious activity, as well as natural
disasters, power outages, terrorist attacks and similar events. Such events
could have an adverse impact on us and our customers, including degradation of
service and service disruption. In addition, our future results could be
adversely affected due to the theft, destruction, loss, misappropriation or
release of confidential customer data or intellectual property. Operational or
business delays may result from the disruption of network or information
systems and the subsequent remediation activities. Moreover, these events may
create negative publicity resulting in reputation or brand damage with customers

Technology companies, including many of the Company's competitors, frequently enter into litigation based on allegations of patent infringement or other violations of intellectual property rights. In addition, patent holding companies seek to monetize patents they have purchased or otherwise obtained. As the Company grows, the intellectual property rights claims against it will likely increase. The Company intends to vigorously defend infringement actions in court and before the U.S. International Trade Commission. The plaintiffs in these actions frequently seek injunctions and substantial damages. Regardless of the scope or validity of such patents or other intellectual property rights, or the merits of any claims by potential or actual litigants, the Company may have to engage in protracted litigation. If the Company is found to infringe one or more patents or other intellectual property rights, regardless of whether it can develop non-infringing technology, it may be required to pay substantial damages or royalties to a third-party, or it may be subject to a temporary or permanent injunction prohibiting the Company from marketing or selling certain products.

In certain cases, the Company may consider the desirability of entering into licensing agreements, although no assurance can be given that such licenses can be obtained on acceptable terms or that litigation will not occur. These licenses may also significantly increase the Company's operating expenses.

Regardless of the merit of particular claims,
litigation may be expensive, time-consuming, disruptive to the Company's operations and distracting to management. In recognition of these considerations, the Company may enter into arrangements to settle litigation. If one or more legal matters were resolved against the Company's consolidated financial statements for that reporting period could be materially adversely affected. Further, such an outcome could result in significant compensatory, punitive or trebled monetary damages, disgorgement of revenue or profits, remedial corporate measures or injunctive relief against the Company that could adversely affect its financial condition and results of operations.

To protect our rights in our services and technology, we rely on a combination of copyright and trademark laws, patents, trade secrets, confidentiality agreements with employees and third parties, and protective contractual provisions. We also rely on laws pertaining to trademarks and domain names to protect the value of our corporate brands and reputation. Despite our efforts to protect our proprietary rights, unauthorized parties may copy aspects of our services or technology, obtain and use information, marks, or technology that we regard as proprietary, or otherwise violate or infringe our intellectual property rights. In addition, it is possible that others could independently develop substantially equivalent intellectual property. If we do not effectively protect our intellectual property, or if others independently develop substantially equivalent intellectual property, our competitive position could be weakened.

Effectively policing the
unauthorized use of our services and technology is time-consuming and costly,
and the steps taken by us may not prevent misappropriation of our technology or
other proprietary assets. The efforts we have taken to protect our proprietary
rights may not be sufficient or effective, and unauthorized parties may copy
aspects of our services, use similar marks or domain names, or obtain and use
information, marks, or technology that we regard as proprietary. We may have to
litigate to enforce our intellectual property rights, to protect our trade
secrets, or to determine the validity and scope of others' proprietary rights,
which are sometimes not clear or may change. Litigation can be time consuming
and expensive, and the outcome can be difficult to predict.

To remain competitive, we must
continue to enhance and improve the functionality and features of our websites
and technology infrastructure. As a result, we will need to continue to improve
and expand our hosting and network infrastructure and related software
capabilities. These improvements may require greater levels of spending than we
have experienced in the past. Without such improvements, our operations might
suffer from unanticipated system disruptions, slow application performance or
unreliable service levels, any of which could negatively affect our reputation
and ability to attract and retain customers and contributors. Furthermore, in
order to continue to attract and retain new customers, we are likely to incur

expenses in connection with continuously updating and improving our user
interface and experience. We may face significant delays in introducing new
services, products and enhancements. If competitors introduce new products and
services using new technologies or if new industry standards and practices
emerge, our existing websites and our proprietary technology and systems may become obsolete or less competitive, and our business may be harmed. In addition, the expansion and improvement of our systems and infrastructure may require us to
commit substantial financial, operational and technical resources, with no
assurance that our business will improve.

In addition to the risks listed above, businesses are often
subject to risks not foreseen or fully appreciated by the management. It is not
possible to foresee all risks that may affect us. Moreover, the Company cannot
predict whether the Company will successfully effectuate the Company's current
business plan. Each prospective Purchaser is encouraged to carefully analyze
the risks and merits of an investment in the Securities and should take into
consideration when making such analysis, among other, the Risk Factors discussed above.

Ghazal Sharif is currently part time and other obligations may prevent her from moving the company forward as much as she could as a full time employee.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$50,000**

Use of Proceeds: Expand marketing and business development efforts for release of V1 version to market including but not limited to hyperlocal guerilla marketing, operational expenses, ad campaigns, press and promotions with local businesses.

If we raise: **$100,000**

Use of Proceeds: The above plus expand devlopment team including full stack engineers focused on mobile devlopment, UX/UI iterations, bug fixes, feature development, QA testing and expand internet infrastructure server cloud storage and network.

If we raise: **$250,000**

Use of Proceeds: The above plus expand engineeing team to incude a data scientist focused on hyperlocal ad engine scalability, monetization at scale, predictive machine learning algorithms scalibility.

If we raise:	**$415,330**
Use of Proceeds:	The above plus expand team to include a marketing manager, mobile + traditional marketing team, SEO growth engineer, enhance business promotions and features focued on hyperlocal video monetization, and sales development represenatives.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the Investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the Investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each Investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the SAFE you will purchase, please see Appendix B, Investor Contracts.

The main terms of the SAFEs are provided below.

The SAFEs. We are offering securities in the form of a Simple Agreement for Future Equity ("SAFE"),
which provides Investors the right to **preferred stock** in the Company ("**Preferred Stock**"),
when and if the Company sponsors an equity offering that involves **Preferred Stock**,
on the standard terms offered to other Investors.

Conversion to Preferred Equity. Based on our SAFEs, when we engage in an offering of equity interests involving **Preferred Stock**, Investors will receive a number of shares of **Preferred Stock** calculated using the method that results in the greater number of **Preferred Stock**:

- (i) the amount invested by the Investor divided by the result of (a) the price of **Preferred Stock** issued to new Investors multiplied by (b) the **discount rate** (80%) , or

- (ii) if the valuation for the company is more than **$5 million** (the "Valuation Cap"), the amount invested by the Investor divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time
- (iii) investors in up to the first $150,000 of the securities, may receive an alternate Valuation Cap of $3 million that will apply to the portion of their investment that is part of the first $150,000.

Additional Terms of the Valuation Cap.
For purposes of option (ii) above, the Company's capitalization will be measured as all **shares of stock** outstanding at the time, not including any SAFEs or convertible notes, plus any **common stock** reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Investors who receive shares subject to the Valuation Cap will receive a per share liquidation preference and conversion price designed to provide protection against the price of the **Preferred Stock** being diluted to a value below the price per share at the time they receive **Preferred Stock**. This dilution would mainly occur due to the issuance of additional stock by the Company.

Investors who receive **Preferred Stock** subject to the Valuation Cap will also receive dividend rights.

Voting Rights. Investors in the SAFEs will have no voting rights, including after they receive **Preferred Stock**.Instead, the Company's CEO will be provided a proxy to vote on the Investor's behalf.

Private Sales for Major Investors. **Investors who invest at least $25,000 and are "accredited investors" will receive the right to purchase a pro-rata share of privately placed securities occurring after an equity offering covered by the SAFEs.**

Execution. Investors who invest less than **$25,000** will typically not execute transaction documents in order to receive Preferred Stock at the time of an applicable equity offering.
Instead, a "Designated Lead Investor" will execute the documents for them, provided that the documents are consistent with the **Preferred Stock** received by new investors in the Company, modified, if applicable, based on the terms of the SAFE.

Liquidity Events.
If the Company has an initial public offering or is acquired by, merged with, or otherwise taken over by another company or new owners prior to Investors in the SAFEs receiving **Preferred Stock**, Investors will receive, at their option, either

- (i) cash in the amount of their investment or
- (ii) shares of **common stock** equal to the amount invested by the Investor in the SAFEs divided by the quotient of (a) the Valuation Cap divided by (b) the number of outstanding shares of the Company's **common stock and Preferred Stock** , but excluding any shares of **common stock** reserved and available for future grant under any equity incentive or grant, SAFEs, and/or convertible promissory notes.

If there is not enough cash available to pay other holders of Preferred Stock and SAFE Investors who choose option (i), funds will be distributed first to other holders of **Preferred Stock** and then holders of the SAFEs on a pro-rata basis. Any remaining amounts will be paid in **common stock**. In this scenario, the amounts payable to SAFE Investors may be reduced under certain circumstances, such that Investors may not recoup part or all of their investment from the Company.

Termination of the Company.
If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving **Preferred Stock**, the Company will pay first the other holders of existing **Preferred Stock**, based on the terms of the Company's certificate of incorporation, and then holders of the SAFEs. These payments will occur before any distributions to holders of common stock. If there are not sufficient Company assets to pay holders of the SAFEs the amount of their investments, as determined by the Company's board of directors, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company.

Repurchases. The
SAFEs may be repurchased for their fair market value at any time. Fair value
will be determined by an independent appraiser chosen by the Company. If, within three months after a repurchase,
the Company offers equity that includes
Preferred Stock, and the value received
by Investors was less than the value of the shares they would have received in
the equity offering, the Company will pay Investors the difference.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

The terms of the securities may only be modified with the written consent of the holders of a majority-in-interest of those securities. In the case that **One Technologies, Inc** seeks to modify those terms, we may rely on the negative consent of holders of the securities, unless the change in terms negatively impacts such holders, in which case we will solicit positive consent.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the oneyear period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights

Preferred Stock

(list each class in order of preference):

			No
Common Stock	10,000,000	4,000,000	Yes
Other			
			No

Class of Security	**Securities Reserved for Issuance upon Exercise or Conversion**
Warrants:	
Options:	

Describe any other rights:

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

No

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the principal shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the principal shareholders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The principal shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The principal shareholders have the right to redeem their securities at any time. **Principal Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of **shares of Preferred Stock**. As discussed in Question 13, when we engage in an offering of equity interests involving **Preferred Stock**, Investors may receive a number of shares of **Preferred Stock** calculated as either (i) the total value of the Investor's investment, divided by the price of the **Preferred Stock** being issued to new Investors, or (ii) if the valuation for the company is more than the Valuation Cap, the amount invested divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Preferred Stock** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our **board of directors**. Among the factors we may consider in determining the price of **Preferred Stock** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our **stock (including both common stock and Preferred Stock)** that take into account, as applicable, factors such as the following:

- unrelated third party valuations;

- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

No outstanding loans or debt.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
11/2016	Regulation Crowdfunding	SAFE	$84,670	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Overview. One Technologies, Inc is a San Francisco based technology company focusing on mobile consumer products.

The first mobile development is Rumor: A next-generation mobile experience, fostering frictionless and rich connections while pushing the boundaries of what it means to be a social, local, mobile platform. RUMOR is a hyper-local social media platform with curated video content. Leveraging location based technology to deliver consumers content on a block by block metric, we aggregate local on demand services to find the best services to meet your local demands (Lyft, Uber, Yelp, Zomato, OpenTable, FourSquare).

Our business is pre-revenue. We anticipate to generate revenue after we launch estimated for August 2017. The specific activities in which we will leverage to generate revenue will be from advertisements from local businesses promoting content on our platform. **Other revenue streams will be from consumers paying to leverage and expand their hyper-local posts in the form of "Boosting" their post through the app. This feature expands the viewable distance associated with a consumers post.**

We originally founded our business in **2016** to **be the one stop shop for consumers search for on demand services**. As we have grown and evolved since that time, we had the following key milestones in the development of our business:

We have been heads down in user research with 30 Alpha testers for the project aggregating ridesharing, hotels, restaurants and parking. During our extensive user research, we found a few interesting facts and ideas. We have an organic waiting list of 10,000+ Bay Area consumer's today.

Users love the on-demand piece and price aggregation for 3 out of four of the aggregation (minus hotels). People love the ability share and make reviews on restaurants in the form of short videos. Essentially, people loved the "Social + Local + Mobile" aspect.

We have made a few great iterations for the Alpha. We kept the ridesharing aggregation of UBER and LYFT, we kept the parking aggregation 3 (Parkwhiz, Parking Panda, SpotHero and we kept the restaurant aggregation (Yelp, Zomato, Foursquare, OpenTable), and kept the ability to review and share via short videos.

People loved the hyperlocal aspect but wanted to do more. People wanted to know what was happening, right now, on-demand in their current surroundings.

What's the hot new restaurant, what are people talking about that I don't want to miss out on, what's the new hot spot, event, or social gathering. People wanted an open platform to change the way they fundamentally communicate, share ideas, share moments and share hyperlocal ideas on-demand with their community.

Snapchat was great at spreading short video clips, Instagram was great at sharing pictures with friends, Facebook was great to keep your circle of friends together. Twitter captures trending ideas worldwide.

But, they all fail at what is currently happening 1 block away, right now, in real-time with my community. What happens when your plans for Friday night fail, what happens when you want to know what's going on in your immediate environment right now?

So we took the best of the project aggregation pieces, the new hyperlocal piece, and are moving forward with the first hyper-local social network called "Rumor".

As an early-stage company in BETA. As we have expanded our capacity, availability and capabilities, particularly in organic sign ups for the product, our growth has accelerated.

- We have reached 10,000 organic signups in four short months from pure word of mouth
- We expect to continue to grow our business. Although there is no guarantee that our historical results, future funding or potential future cash flows (as described below and in our financial statements) will continue to develop in the same way as they have in the past, we expect generally to grow in the coming years. Nonetheless, it may be years before Investors see a return on their investment, if they do at all.

The following trends or uncertainties could affect our financial condition, including the liquidity, cash flow and capital resources described below:

- The Company may never receive a future equity financing or elect to convert the Securities upon such future financing.
- Although we have identified what we believe to be a need in the market for our application, there can be no assurance that demand or a market will develop or that we will be able to create a viable business.
- We face competition with respect to any products that we may seek to develop or commercialize in the future.

Liquidity

Our cash and cash equivalents at 7/**19/17** were held for working capital purpose. We had $22,150 in the bank on that day and have burned an average of $4,430 a month in 2017. Theres an additional $35,000 of cash reserves from personal funds of CEO if needed to cover the burn rate.

We do not enter into investments for trading or speculative purposes. Our policy is to invest any cash in excess of our immediate requirements in investments designed to preserve capital and provide liquidity. Accordingly, our cash and cash equivalents are invested primarily in demand deposit accounts, certificates of deposit and money market funds that are currently providing only a minimal return.

We anticipate using our available cash for operations within **the next six months**. We base this estimate on **our current burn rate.** We expect that the proceeds of this offering will improve our liquidity and provide additional working capital for our Company, capital to pursue expansion. The proceeds of this offering will enable the business to continue to pursue its main activities and are necessary to our viability. T**he proceeds will improve liquidity and cash flow in the future as we launch our marketing and advertising engine within the application. This will create revenue for the company improving liquidity and cash flow.**

Our business is pre-revenue. We anticipate to generate revenue after we launch estimated for August 2017. The specific activities in which we will leverage to generate revenue will be from advertisements from local businesses promoting content on our platform. Other revenue streams will be from consumers paying to leverage and expand their hyper-local posts in the form of "Boosting" their post through the app. This feature expands the viewable distance associated with a consumers post.

Capital Resources. We have financed our operations through **public offerings** on Wefunder through issuances of 149 SAFE agreements for $82,130 and personal cash reserves from founders.

Historical Results of Operations. We are a startup Company with limited operational history and our business model currently focuses on developing our application, obtaining users, and then generating revenue. While we intend to generate revenue day one of our V1 launch in the future, we cannot assure you when or if we will be able to do so. We rely on external financing to fund our operations. We anticipate, based on our current proposed plans and assumptions relating to our operations (including the timetable of, and costs associated with, new product development) that, if the Minimum Amount is raised in this Offering, it will be sufficient to satisfy our contemplated cash requirements through approximately 12/01/2017, assuming that we do not accelerate the development of other opportunities available to us, engage in an extraordinary transaction or otherwise face unexpected events, costs or contingencies, any of which could affect our cash requirements.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:

A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No

B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No

C. engaging in savings association or credit union activities? ☐ Yes ☑ No

ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No

ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No

iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No

ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://rumorapp.io/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

Rumor SAFE
Rumor SAFE Early Bird

Appendix C: Financial Statements

Financials 1

Appendix D: Director & Officer Work History

Legal Primer

Free Contracts

Profile Guide

Launch Guide

Facebook

Instagram

Youtube

SF / Boston

INVEST IN RUMOR

Welcome to the World's First People-Owned Social Media Company

> *RUMOR is a hyperlocal social media platform with curated video content for you, by you. Take a glimpse into your block, see what's happening in real-time, whether it's the next "IT" restaurant, bar, blog, concert, activity, or event. Peek inside new cities before visiting. Explore, create and share local content. Go incognito in public or share Rumors privately with friends, track how far your story spreads while pushing the boundaries of what it means to be a #solomo platform!*

Ghazal Sharif
CMO, RUMOR

FOLLOW US FOR UPDATES
10 UPDATES 110 FOLLOWERS
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PROFILE
@CameronHowe
Photographer with passion for outdoors and animals.
79
943
Rumors you've spread
RESPECT
EQUALITY
Rumors you've saved

$0
raised of $50K goal
$100 min
INVEST
by Wefunder Portal LLC

Future Equity (SAFE)

$5M valuation cap | **20%** discount

A SAFE gives you the right to future shares in Rumor. If you invest, you're betting the company will be worth more than $5M in the future.

INVEST $25K FOR PRO RATA RIGHTS.

EARLY BIRD BONUS: $3M Valuation Cap
Investors who fund up to the first $150,000 of this fundraise will invest at a $3M Valuation Cap.

INVESTOR PERKS

$100+ 10,000 Boost Credits, Rumor Investor Badge on your profile, insider info and details on product launches!

$500+ 15,000 Boost Credits, Rumor Investor Badge on your profile, insider info and details on product launches!

$1,000+ 20,000 Boost Credits, Rumor Investor Badge on your profile, insider info and details on product launches + add your name to our offical founders page!

$5,000+ 50,000 Boost Credits, Rumor Investor Badge on your profile, insider info and details on product launches + add your name to our offical founders page + exclusive in app features prior to release!

$10,000+ 100,000 Boost Credits, Rumor Investor Badge on your profile, insider info and details on product launches + add your name to our offical founders page + exclusive in app features prior to release!

$25,000+ 100,000 Boost Credits, Rumor Investor Badge on your profile, insider info and details on product launches +add your name to our offical founders page + exclusive in app features prior to release.+ sponsor a new feature on our roadmap (join the product team and go all in on the next great feature)!

OUR AMBITION

Imagine if we actually owned the social media platform we use, the content we share, and revenue generated from it. Twitter captured trending ideas worldwide. Facebook kept your circle of friends together. Instagram was great at sharing pictures with friends and Snapchat filtered video clips with rainbows. But, they all fail at what is currently happening one block away, right now, in real-time. We are building a next-gen mobile experience, that fosters frictionless and rich local connections!

KEY FACTS

- Parent company, One Technologies, raised $84,670 from 149 investors on Wefunder
- Hyperlocal ads engine for local businesses w/machine learning algorithms (ai) 📍
- Integrated with Yelp, Foursquare, Zomato, and OpenTable for reviews 🎯
- Integrated with Uber & Lyft for in app bookings 🚕
- Integrated with SpotHero, ParkWhiz, and ParkingPanda for parking 🌇
- 10,000 organic sign ups - Invite only V1 San Francisco launch 📅

rumorapp.io

from San Francisco CA

TECH SOFTWARE

WHY I LIKE RUMOR

Grit and Hustle.
When I evaluate a company there are several factors that go into my decision. It's not only about the business idea or technology but it is also very much about the people at the helm. The Rumor team has grit and hustle. No matter the challenge. One of the best things about Rumor is that it does flow so beautifully. Great things are ahead because of great vision and leadership behind! Oh, and it certainly will be the next big thing.



Patricia Brady
INVESTOR AND BOARD MEMBER OF RUMOR

THE BUZZ ABOUT RUMOR

"The center of gravity will shift to not just creating apps, but how you integrate software and the internet in other aspects of our lives"

Steve Case
AOL Founder

MEET RUMOR: STORIES WORTH SPREADING

The first Hyper-local social media company connecting people through videos.
Go incognito in public or share Rumors privately with friends.
Spread Your Story. Track how far your rumors travel.
Review local places through stories.


RUMOR
Stories worth spreading



RUMOR IS A PLATFORM THAT ALLOWS ANYONE TO CREATE VIRAL CONTENT

Hyperlocal first. Find out what's happening on a neighborhood level. No more FOMO. A place for story tellers, for politicians, for whistleblowers, for truth seekers, for news outlets, for local businesses, for politicians, for social, for fun, for friends, for family, for you for me. For stories worth spreading!


That is awesome



RUMOR HAS IT: DUAL AUTHENTICATION AND FINGERPRINT TOUCH ID FOR PRIVACY PROTECTION



INTERACT WITH THE BRANDS AND BUSINESSES AROUND YOU WITH RUMOR

Explore, create, and share local content. Earn credits for local business check-ins & Rumors.
Boost your story beyond the hyperlocal reach to spread your voice.









TAKE FULL CONTROL OF SOCIAL MEDIA (ITS YOUR LIFE)

Schedule your Rumor to post at the exact time (or social media platform) you want.
Be Anonymous: Go incognito in public or share Rumors privately with friends.









WE'RE BUILDING ON OUR ORIGINAL MISSION OF AGGREGATING ON-DEMAND SERVICES

Peek inside new cities, places, or local hotspots with video content on Rumor.
We aggregate Yelp, OpenTable, Zomato, and FourSquare to get you a true Rumor score. We aggregate Lyft and Uber to get you safely to and from your destination in-app. Driving on date night? We aggregate SpotHero,... [+ READ MORE]



WE'VE ALREADY RAISED $169,340 AND HAVE OVER 10,000 SIGN-UPS

We all have a voice and it matters.
From the teenage girl who believes she can change the world because she has had the world in the palm of her hand her whole life.
Finally see the impact that each post has. Watch your hyper-local video go viral.
Track the overall mileage that each... [+ READ MORE]









RUMOR HAS IT: MINORITY AND WOMEN FOUNDERS

The Vision

Rumor is all about empowering people to make a difference from exactly where they stand.

Connecting people from the doorman to the CEO. From word on the street to Main Street. From the teenage girl who truly believes she can change the world because she has had the world in the palm of her hands herwhole life. We all have a voice and it matters.

Rumor: Stories worth spreading

Sharing stories, empowering the voiceless, illuminatinginjustice, a true freedom of speech social platform.

Peek into the life of the people around you. Hear from apowerful tech guru. Connect with local politicians like never before.

Technology has created a huge disconnect, and we can be theone space that fights that. That resists the disconnect with the power of Rumor.

Our founders are all minorities who have hustledout of obscure places to build startups from a whiteboard, to attend topuniversities, to push the boundaries and the strength to out hustle adversity.

We all share one character trait. We never give up because hard work is all we know. My father told me "if there is a will, there is a way".

Together we will change the world. One Rumor at a time!



William Bonhorst

MEET THE FOUNDERS



Ghazal Sharif

CMO

Co-founder, Unicorn operations and on-demand attorney @Rumor.



William Bonhorst

Co-Founder

Co-founder @ONE. EAM @Smarking. Formerly head of people ops @Carbon. Urban mobility @Xerox. 100hr weeks. PhD in hustleology.



Ch Ray

Co-Founder

Co-founder and full stack hacker @wejhink. Self learner, Passionate Dreamer, Realistic Executor, Optimistic Person.

RAISED $84,670 FROM 149 INVESTORS

$84,670

November 2016

SAFE



James Donnell

58, an auditor and former banker for past 20 years. Have become so interested in investing in start ups. My interests are in tech, medical companies primarily.



Rem Darbinyan

Co-founder of ProDiagnose, first of its kind on-demand ultrasound service.



Ty Sharpe

Small Investor, portfolio with traditional brokerage firms, Looking for non-traditional investing



Tori Carlile

Retired Military, currently defense contractor spending more time with family and outdoors



Alex K



Saad ALSOGAIR

Investing in what matters, not what is predictable.

MORE INVESTORS

DETAILS

How is RUMOR different from other social media networks?

– COLLAPSE ALL

WHAT WE DO
RUMOR is a hyperlocal social media platform with curated video content for you, by you (invite only). Take a glimpse into your block, see what's happening in realtime whether it's the next "IT" restaurant, bar, blog, concert, activity, or event. Peek inside new cities before visiting. Explore, create and share local content. Go incognito in public or share Rumors privately with friends, track how far your story spreads while pushing the boundaries of what it means to be a #solomo platform!!

We aggregate Yelp, OpenTable, Zomato, and FourSquare to get you a true Rumor Score. We aggregate Lyft and Uber to get you safely to and from your destination in-app. Driving on date night? We aggregate SpotHero, ParkingPanda and ParkWhiz too.(book the closest or best priced spot near that concert, event, or restaurant) Rumor takes care of the hard work for you. Practically magic.

What problem not addressed by other social networks is RUMOR trying to solve?

OUR AMBITION
Imagine if together we (our community) actually owned Social Media, the content we share, and all revenue generated from it. Twitter captured trending ideas worldwide. Facebook kept your circle of friends together. Instagram was great at sharing pictures with friends and Snapchat filtered video clips with rainbows. But, they all fail at what is currently happening one block away, right now, in real-time. Building a next-gen mobile experience, fostering frictionless and rich connections (FOMO not included)!

RUMOR gives a voice to those who wouldn't normally have one, connecting communities (not just a social app), and empowering people to connect with one another through common interests not just a random feed.
RUMOR will replace traditional news media. The day 1 and entire premise is based on Stories Worth Spreading so people now have an outlet for actual local stories that matter. The TedTalks for Social Media. RUMOR is not trying to replace SnapChat, IG or FB but what we will do is provide a platform for people to save the stories that truly matter, for RUMOR.

How does RUMOR make money?

Products - RUMOR sells Boost Points to its users who exchange them for expanded views on the RUMOR network and geographical spread of their stories.
Ads - RUMOR has tested a brand new hyperlocal ads engine to bring local content directly to users targeting specific common interests. We intend to expand ads within the local businesses as we expand to maximize revenue.

Direct Marketing - Rumor has tested unique branding and marketing efforts through consulting to provide content to local business to maximize their local reach and marketing dollars. We intend to build out our BD team to further explore this source of revenue.

How big is the market?

About 2 billion people use social networks, spending nearly $40 billion on social media advertising.

What's your biggest risk?

RUMOR operates in a highly competitive market and are subject to rapid technological change. Our biggest risk is that we may not be able to effectively compete in some or all of these markets. To remain competitive and increase client demand, RUMOR must develop and manage successive platform releases and transitions with great execution.

RUMOR is subject to local laws and regulations worldwide. Changes in these administrative protocols could materially increase the cost of doing business, or even preclude it. The prospect of increased regulation and/or Internet censorship may create access challenges to our users and service offerings.

What do you tell people who are skeptical of your chances of competing with Facebook?

People do not want to be on the same social network as their parents. Period. RUMOR is truly invite only so users define who gets in and who does not. The choice is simple when you look at the growth of newer social media platforms like Instagram and Snapchat. People are moving toward applications that have utility from day 1 and RUMOR gives the voice back to the people in a meaningful way.

ASK A QUESTION

Type your question here...

ASK QUESTION

Joshua Taylor Blake Sep 6

What is the financial gain/return for investors? I see perks for different levels of investing at the $100-1000 level, but I don't see a share in the company. Is there one?



William Bonhorst Co-Founder FOUNDER edited Sep 6

Hey Josh! Investors will receive equity in the company. Your ultimate shares are determined by the amount you invest by the final amount raised by the valuation cap of 3 million. For instance, if you funded $100,000 and we raised $500,000 (17% of the company's current value) you would own 3.4% of the company. When we raise our series A, let's say at a 15 million valuation, your shares are now worth $500,000.

LIKE

Alex K Aug 14

What protects you from Amazon Echo / Alexa service to do essentially the same? They integrate 3rd party apps via API, and it's only a matter of time before they make a mobile / car versions etc. Plus, the natural speech interface is hard to beat using graphics UI.



William Bonhorst Co-Founder FOUNDER edited Aug 14

Great question, Alex! ONE is vendor agnostic. For example, On-demand groceries- to truly find the best deal, "Amazon Fresh" is not going to aggregate market competitors "Instacart" & "Google Express" to show you the best deal in the fastest amount of time. "Search ONE. And Done."

LIKE

MORE QUESTIONS

RISKS SPECIFIC TO RUMOR

1. The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity. The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them. The Securities are not equity interests, have no ownership rights, have no rights to the Company's assets or profits and have no voting rights or ability to... **READ MORE**

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

Rumor is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$100 min **INVEST**

Can I change my mind and get a refund?
How is Wefunder compensated?
Have another question?

Join **114,024** investors who funded **150** startups with over **$45.5 million**

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Ghazal Sharif

Attorney

Blum, Gibbs, Davies & Owen LLP • California Western School of Law

San Francisco Bay Area • 500+

Connect | More •••

Experience

Associate
Blum, Gibbs, Davies & Owen LLP
Oct 2016 – Present • 11 mos
Oakland, California

Deputy District Attorney
San Joaquin District Attorney
Aug 2014 – Oct 2016 • 2 yrs 3 mos
Stockton, CA

Law Clerk to the Honorable Terry B. O'Rourke
Fourth District Court-Appeal
Jan 2014 – Apr 2014 • 4 mos
San Diego, CA

Law Clerk to the Honorable Joseph P. Brannigan
San Diego Superior Court
Aug 2013 – Nov 2013 • 4 mos
San Diego, CA

Law Clerk
Office of the United States Trustee, Region 15
May 2013 – Aug 2013 • 4 mos
San Diego, CA

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Education

California Western School of Law
Doctor of Law (J.D.)
2011 – 2014

Saint Mary's College of California
Bachelor of Science, Psychology
2005 – 2009

Magna Cum Laude

Volunteer Experience

Volunteer
Exodus Recovery Inc
Apr 2013 – Jul 2013 • 4 mos
Health

Mentor
Bipolar Youth Camp, Northern California Chapter
Jul 2009 – Jul 2010 • 1 yr 1 mo
Children

Featured Skills & Endorsements

Legal Research · 45 — Endorsed by **Jinwoo Shin and 3 others who are highly skilled at this**

Legal Writing · 42 — Endorsed by **Jinwoo Shin and 2 others who are highly skilled at this**

Public Speaking · 32 — Endorsed by **Roxanne De La Rocha, who is highly skilled at this**

View 8 more

Accomplishments

5 **Honors & Awards**
1st Place Mediation Competition • Distinguished Advocate • Judicial Clerkship Program • 2011
Make a Difference Award • Commendation For Exemplery Service

1 **Language**
Farsi

Interests

Saint Mary's College of California
33,730 followers

Tony Robbins
#1 New York Times best-selling author, li...
2,755,749 followers

State Bar of California
7,006 followers

California Western School of Law
9,237 followers

The Wall Street Journal
2,751,491 followers

Forbes
4,902,383 followers

See all



Ch Ray

Startup Accelerator & Angel Investor

Jhink • Jawaharlal Nehru Technological University

Hyderabad Area, India • 500+

Send InMail | More •••

Ray Ch is the designer and technology Architect. He is Founder, Chief Designer and CEO at Jhink. At Jhink, Ray has worked on the Next Big Ideas, helps startup in technology and bringing ideas to reality. He was also the Driving for…

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Ch's Articles & Activity

3,221 followers

+ Follow



YAHOO!

Love Marisa Mayer, But not Yahoo.
Ch Ray on LinkedIn

It's been 5 years since Tuhin Paul and I started working full time to set up
Ch commented

See 4 more articles

See all activity

Experience

CEO & Founder
Jhink
Oct 2015 – Present • 1 yr 11 mos
Hyderābād Area, India

Tech and Creative Lead to the entire company.
Suggesting a self-motivated creative team on UX and UI.
Architecting the technology as a full-stack developer for funded startups.
Executing the team to function better.

Senior Technology Advisor
The Smart Labs
Dec 2015 – Present • 1 yr 9 mos
Hyderābād Area, India

Advising in the complete technology:

Making the company build user facing technology, and backend which solves the real issues in India.
Helping towards the change in Indian Medical System.

Keeping them updated on the new aspects and unexplored areas in technology helping them to touch every single person in India.

Senior Technology Advisor
Spotwrks
May 2016 – Present • 1 yr 4 mos
Hyderabad Area, India

Achieving the daily goals of recruiters and pushing them forward in a direction in touching very recruitment.

Virtualising the entire recruitment and filtering process of the recruitment. The ideation of the entire technology.

Advisor
Spotwrks
Jan 2016 – Apr 2016 • 4 mos
Gurgaon, Haryana, India

Giving them suggestion to recruit the right people in technology.

VP Technology
Spotwrks
Oct 2015 – Dec 2015 • 3 mos
Gurgaon, Haryana, India

Helping them building an initial product to run a production website.

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Education

Jawaharlal Nehru Technological University
B Tech, Computer Science and Electronics
2010 – 2014

Chinmaya Vidyalaya
+1 and +2, MPC with Bio-Technology
2008 – 2010

Featured Skills & Endorsements

Django · 25	Endorsed by **2 of Ch's colleagues at Jhink**
MongoDB · 21	Endorsed by **Tony Pujals, who is highly skilled at this**
JavaScript · 36	Endorsed by **Tony Pujals, who is highly skilled at this** Endorsed by **2 of Ch's colleagues at Jhink**

View 44 more

Recommendations

Received (4) | Given (1)

Ch Subba Raju
CEO at 1midea
May 17, 2016, Ch was a client of Ch's

Ray is a rare breed of Tech Buff, who considers thinking, as his company name stands for, a prerequisite before doing or coding. Highly smart working, creative, end to end full stack hacker and developer, who juggles with both pixels and code in very ambidextrous geek. e-CTO with learnability and adaptability to the ever changing and ever growing technology.

Anmol Akhilesh
Web Developer at Jhink
May 2, 2016, Ch worked with Anmol in the same group

He is an amazing person to work with, full of energy and an Inspiring Personality.

Ray believes in doing work perfectly, He is a very dedicated person. Someone who is great technically and has an amazing entrepreneurial skills. He inspires people in his team to give their best output and take on new and challenging work. He is extremely supportive and can give clear direction even in highly stressful and complicated situations.

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Accomplishments

4 **Projects**
Kax Card • Cartwear • Picpil • Salorix

3 **Languages**
English • Hindi • Telugu

Interests

Pepper Square
940 followers

Jawaharlal Nehru Technological U…
246,429 followers

Gonnamake
1 followers

Asian Investors Group
27,819 members

Tarantula Labs
24 followers

Bank of America
816,424 followers

See all



William Bonhorst, SCPM

EAM & CS Everything

Smarking Inc. • Stanford University Graduate School of Business

San Francisco, California • 500+

InMail | Connect | More ···

Self-proclaimed on-demand everything nerd with an entrepreneurial spirit and mindset. 100hr business week mentality and work ethic. Cultivator of key relationships with all levels of business. Startup operations/people ope…

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Highlights



1 Mutual Connection

You and William both know Mike Norman

Experience

Executive Account Management & Customer Success Everything
Smarking Inc.
Aug 2015 – Present • 2 yrs 1 mo
San Francisco Bay Area

Media (2)



Smarking Drives Big Data To Parking Industry



Smarking Raises $3 Million to Help Parking Providers Fill Every Space

Co-Founder
Vive Restaurant Group
Jun 2014 – Present • 3 yrs 3 mos
San Francisco Bay Area

We formed Vive Restaurant Group with one thing in mind; "To provide our local community with delicious & nutritious food options."

Cinco TacoBar, www.cincotacobar.com; info@cincotacobar.com; Vive! MargaritaBar

Head of People Operations
Caarbon Corp.
Oct 2014 – Sep 2015 • 1 yr
San Francisco Bay Area

Built and scaled the entire operations team (50+) from a whiteboard including internal and external processes. My teams go to war for me, and I for them.

Caarbon circumvented the entire inefficient parking process, and built predictive models that assigned an on-demand workforce to anticipate the ETAs of drivers driving throughout a city - allowing those drivers the freedom to think only about driving to where they want to go, not just where parking has traditionally been available.

Program Manager | Parking Solutions: Urban Mobility, San Francisco Bay Area
Xerox
Jan 2014 – Jan 2015 • 1 yr 1 mo
San Francisco Bay Area

Led complex project management/execution in parking and transportation systems and solutions throughout SF Bay Area.

Entrepreneurial project development involving challenging requirements, limited resources, and fixed governmental operations.

SFMTA Portfolio | San Francisco Bay Area
LAZ Parking
Jan 2011 – Jan 2014 • 3 yrs 1 mo
San Francisco Bay Area

Direct oversight of portfolio & management of assets, budgets, and revenue in excess of 19 million annually.

Expanded profit margins for current accounts and managed expenses while maintaining the highest level of service thresholds and initiatives that are aligned with the expectations of the client.

Position's focus on direct multi-unit management and cultivation of key relationships with all levels of business, cities and counties.

New account and program development, complex budget analysis (Tagetik Planning and Forecasting), complex financial/fiscal analysis and reporting.

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Education

Stanford University Graduate School of Business
SCPM, Project Management, MBA
2012 – 2014

California State University-Los Angeles
B.S., Business Administration; Operations Management, Minor in Economics
2008 – 2010
Activities and Societies: Phi Kappa Phi Honors Society Student Government

Magna Cum Laude Business Grad

The University of Connecticut
Business Administration: Management
2006 – 2008
Activities and Societies: Student Government Officer Phi Kappa Phi Honors Society

Featured Skills & Endorsements

Leadership · 76
- Endorsed by **Louis Letiecq and 4 others who are highly skilled at this**
- Endorsed by **3 of William's colleagues at Smarking Inc.**

Budgets · 45
- Endorsed by **Louis Letiecq, who is highly skilled at this**
- Endorsed by **2 of William's colleagues at Caarbon Corp.**

Team Building · 36
- Endorsed by **Paul C. Young and 1 other who is highly skilled at this**
- Endorsed by **3 of William's colleagues at Smarking Inc.**

View 14 more

Interests

Sidewalk Labs
4,956 followers

Sprig: Eat Well
1,311 followers

Curb - The Taxi App
1,357 followers

PRWT Services, Inc.
569 followers

sbe Group
14,631 followers

Great Place to Work US
27,229 followers

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